Exhibit 99.1

 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Resaca Exploitation, Inc.

1331 Lamar, Suite 1450

Houston, Texas 77010

(713) 650-1246

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints John J. Lendrum, III and Dennis Hammond, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock, par value $0.01 per share, of Resaca Exploitation, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at 1331 Lamar, Suite 1450, Houston, Texas 77010 on April 29, 2010, at 10 a.m. Central Daylight Time or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this proxy will be voted FOR proposals 1, 2, 3, 4, 5, 6 and 7 and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournment thereof.  The Board of Directors recommends that shareholders vote FOR Proposals 1, 2, 3, 4, 5, 6 and 7.  Please review carefully the proxy statement delivered with this Proxy.  Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, by submitting a notice of revocation to the company, or by attending the Annual Meeting of shareholders and voting in person.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

The Board of Directors recommends that shareholders vote FOR Proposals 1, 2, 3, 4, 5, 6 and 7.

Please mark your vote like this ☒

		FOR	AGAINST	ABSTAIN

1.	Proposal regarding the approval of the Merger and the Share Issuances.	☐	☐	☐

2.	Proposal regarding the approval of the Reverse Stock Split.	☐	☐	☐

3.	Proposal regarding the approval of the Second Amendment to Resaca Exploitation, Inc. 2008 Stock Incentive Plan.	☐	☐	☐

4.	Proposal regarding the ratification of the Rig Acquisition.	☐	☐	☐

		FOR	WITHHOLD VOTE

5.

Election of Directors in Connection with the Merger and the Share Issuances. (i)  Judy Ley Allen; (ii)  Garrett Smith (Class II Directors serving until 2013); (iii) William O. Powell, III (Class I Director serving until 2012); and (iv) Donald W. Niemiec (Class III Director serving until 2011).

		☐	☐

		FOR	AGAINST	ABSTAIN

6.	Proposal to adjourn or postpone the meeting to obtain additional votes, if necessary.	☐	☐	☐

		FOR	WITHHOLD VOTE

7.	Proposal to elect: (i) Judy Ley Allen and (ii) Richard Kelly Plato (Class II Directors serving until 2013).	☐	☐

and, in their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right, cross out and make change on the left.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

(Instruction: For Items 5 and 7, to withhold authority to vote for any individual nominee(s),  write the name of such nominee(s) in the space provided below.)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (if held jointly)	Date	, 2010

Please sign as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a business organization, please sign in full name by the president.